UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________
FORM 8-K
 _____________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 15, 2021
 _____________________________
Medtronic plc
(Exact Name of Registrant as Specified in its Charter)
  _____________________________

Ireland	1-36820	98-1183488
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 On Hatch, Lower Hatch Street
Dublin 2, Ireland
(Address of principal executive offices)
+353 1 438-1700
(Registrant’s telephone number, including area code)

Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Ordinary shares, par value $0.0001 per share	MDT	New York Stock Exchange
0.00% Senior Notes due 2022	MDT/22B	New York Stock Exchange
0.375% Senior Notes due 2023	MDT/23B	New York Stock Exchange
0.000% Senior Notes due 2023	MDT/23C	New York Stock Exchange
0.25% Senior Notes due 2025	MDT/25	New York Stock Exchange
0.000% Senior Notes due 2025	MDT/25A	New York Stock Exchange
1.125% Senior Notes due 2027	MDT/27	New York Stock Exchange
0.375% Senior Notes due 2028	MDT/28	New York Stock Exchange
1.625% Senior Notes due 2031	MDT/31	New York Stock Exchange
1.00% Senior Notes due 2031	MDT/31A	New York Stock Exchange
0.750% Senior Notes due 2032	MDT/32	New York Stock Exchange
2.250% Senior Notes due 2039	MDT/39A	New York Stock Exchange
1.50% Senior Notes due 2039	MDT/39B	New York Stock Exchange
1.375% Senior Notes due 2040	MDT/40A	New York Stock Exchange
1.75% Senior Notes due 2049	MDT/49	New York Stock Exchange
1.625% Senior Notes due 2050	MDT/50	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure

Medtronic plc (the “Company”) is providing an update on its SPYRAL HTN-ON MED clinical study (“ON MED study”) of its Symplicity™ Renal Denervation System to lower blood pressure in typical hypertensive patients taking up to three anti-hypertensive medications.

On September 10, the Company announced that it was expecting a prespecified interim data analysis of its ON MED study in October. The Company is announcing today that it has received notification from its ON MED study independent data safety monitoring board (“DSMB”) that it has conducted the prespecified interim data analysis and has recommended that clinical trial enrollment continue as planned, until the full, predefined sample size is reached.

A prespecified interim analysis is designed to enable early stoppage of clinical trial enrollment should the results be significantly better than the planned clinical trial design assumptions. The trial was designed to follow 260 randomized patients for 6 months post procedure and is powered to detect a statistically significant and clinically relevant therapeutic benefit at the final analysis. The Company estimates that the follow-up of the full cohort of patients will be complete in the second half of calendar year 2022.

The statistically significant results from the Company's three previous sham-controlled SPYRAL studies (the ON MED and OFF MED pilot studies and the pivotal OFF MED study), and the data from the Company's Global Symplicity Registry of more than 3,000 real-world patients, give the Company confidence in its renal denervation program, including ultimate approval of the therapy. These data, in addition to the full clinical cohort, will complete the Company’s robust premarket application to the U.S. FDA.

The Company expects renal denervation to become a multi-billion dollar market, with global market revenue now expected to exceed $500 million by calendar year 2026 and $2-3 billion by calendar year 2030. Of note, today’s update does not impact the Company’s fiscal year 2022 revenue and EPS guidance, nor does it affect the Company’s long-range plan to deliver 5%+ organic revenue growth and 8%+ adjusted EPS growth. Management remains confident in its outlook and its pipeline, including its renal denervation program.

The information in this Item 7.01 of this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties, including risks related to difficulties and delays inherent in the development, testing, approval, manufacturing, marketing and sale of medical products, government regulation and general economic conditions and other risks and uncertainties described in the Company’s periodic reports on file with the U.S. Securities and Exchange Commission including the most recent Annual Report on Form 10-K of the Company, as filed with the U.S. Securities and Exchange Commission. In some cases, you can identify these statements by forward-looking words, such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “looking ahead,” “may,” “plan,” “possible,” “potential,” “project,” “should,” “will,” and similar words or expressions, the negative or plural of such words or expressions and other comparable terminology. Actual results may differ materially from anticipated results. Medtronic does not undertake to update its forward-looking statements or any of the information contained in this Current Report on Form 8-K, including to reflect future events or circumstances.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Medtronic plc

Date: October 15, 2021	By	/s/ Bradley E. Lerman
Bradley E. Lerman
Senior Vice President and General Counsel